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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-85973 of McKesson HBOC, Inc., on Form S-3 of our report dated July 12, 1999 (which report (1) was modified to indicate that the consolidated financial statements of HBO & Company ("HBOC"), as of and for the two years ended March 31, 1998 were audited by other auditors whose report (which expresses an unqualified opinion and includes an explanatory paragraph related to certain shareholder litigation) has been furnished to us, and our opinion, insofar as it relates to the amounts included for HBOC as of and for the years ended March 31, 1998 and 1997 is based solely on the report of such auditors, and (2) contained an explanatory paragraph referring to certain shareholder litigation as discussed in Financial Note 19 to the consolidated financial statements), appearing in the Annual Report on Form 10-K/A of McKesson HBOC, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

San Francisco, California
February 10, 2000